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                                                                      EXHIBIT 11
                            PAINE WEBBER GROUP INC.
                   COMPUTATION OF EARNINGS  PER COMMON SHARE
          (In thousands of dollars except share and per share amounts)


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
                                                          Three Months Ended September 30,       Nine Months Ended September 30,
                                                          --------------------------------       -------------------------------
                                                               1995              1994                1995              1994
                                                           ------------      ------------        ------------      ------------
PRIMARY:

Weighted average common shares outstanding                  91,984,316         70,473,606        92,597,619        70,995,846

Incremental stock options and awards                         8,947,276          8,324,596              -            8,324,596
                                                           -----------         ----------        ----------        ----------

Average common and common equivalent shares                100,931,592         78,798,202        92,597,619        79,320,442
                                                           ===========         ==========        ==========        ==========


Net earnings                                               $    78,190         $   20,337        $   21,952        $   50,930

Interest savings on convertible debentures and
   short-term borrowings                                           336                615              -                2,498

Preferred dividend requirements                                 (7,324)              -              (21,968)             -
                                                           -----------         ----------        ----------        ----------

Net earnings (loss) applicable to common shares            $    71,202         $   20,952        $      (16)       $   53,428
                                                           ===========         ==========        ==========        ==========

Earnings per common share                                  $      0.71         $     0.27        $     0.00        $     0.67
                                                           ===========         ==========        ==========        ==========

FULLY DILUTED:

Weighted average common shares outstanding                  91,984,316         70,473,606        92,597,619        70,995,846

Incremental stock options and awards                         9,207,329          8,324,596              -            8,324,596

Weighted average common shares issuable assuming
    conversion of 8% Convertible Debentures and
    6% Cumulative Convertible Redeemable Preferred
    Stock                                                    6,967,336          1,405,552              -            1,405,552
                                                           -----------         ----------        ----------        ----------

Average common and common equivalent shares                108,158,981         80,203,754        92,597,619        80,725,994
                                                           ===========         ==========        ==========        ==========

Net earnings                                               $    78,190         $   20,337        $   21,952        $   50,930

Interest savings on convertible debentures and
    short-term borrowings                                          554                820              -                2,935

Preferred dividend requirements                                 (5,825)              -              (21,968)             -
                                                           -----------         ----------        ----------        ----------

Net earnings (loss) applicable to common shares            $    72,919         $   21,157        $      (16)       $   53,865
                                                           ===========         ==========        ==========        ==========

Earnings per common share                                  $      0.67         $     0.26        $     0.00        $     0.67
                                                           ===========         ==========        ==========        ==========
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